Exhibit (5)(a)

Form of Application

[LOGO]TRANSAMERICA	HUNTINGTON ALLSTAR SELECT
®LIFE INSURANCE COMPANY	Mail the application and a check to:	Transamerica Life Insurance Company
Attn: Variable Annuity Dept.
	Service Office:	P.O. Box 3183, Cedar Rapids, IA 52406-3183
	Overnight Mailing Address:	4333 Edgewood Rd. NE, Cedar Rapids, IA 52499

1. TYPE OF ANNUITY (SOURCE OF FUNDS)

Initial purchase payment $

❑ Non qualified

❑ New Money ❑ 1035 Exchange

❑ Qualified

❑ New Money ❑ Rollover ❑ Transfer

Qualified Type:

❑ IRA ❑ Roth IRA ❑ SEP/IRA ❑ 403(b)

❑ Keogh ❑ Roth Conversion ❑ Other

IRA/SEP/ROTH IRA

$                      Contribution for tax year

$                      Trustee to Trustee Transfer

$                      Rollover from

❑ IRA    ❑ 403(b)    ❑ Pension    ❑ Other

ROTH IRA Rollover

                        Date first established or date of conversion

$                      Portion previously taxed

2(a). PRIMARY OWNER INFORMATION

If no Annuitant is specified in #3, the Owner will be the Annuitant. If a Trust is named as Owner or Beneficiary, additional paperwork will be required.

First Name:

Last Name:

Address:

City, State:

Zip:                         -                          Telephone:

Email Address (optional):

Date of Birth:                                                 Sex: ❑ Female ❑ Male

SSN/TIN:                                               Citizenship: ❑ U.S. ❑ Other

2(b). JOINT OWNER INFORMATION (Optional)

First Name:

Last Name:

Address:

City, State:

Zip:                          -                          Telephone:

Date of Birth:                                                 Sex: ❑ Female ❑ Male

SSN/TIN:                                               Citizenship: ❑ U.S. ❑ Other

3. ANNUITANT

Complete only if different from Primary Owner.

First Name:

Last Name:

Address:

City, State:

Zip:                          -                          Telephone:

Email Address (optional):

Date of Birth:                                                 Sex: ❑ Female ❑ Male

SSN/TIN:                                               Citizenship: ❑ U.S. ❑ Other

4. BENEFICIARY(IES) DESIGNATION

Name                                       Relationship                      ❑ Primary

                                                                                     %  ❑ Contingent

Name                                       Relationship                      ❑ Primary

                                                                                     %  ❑ Contingent

Name                                       Relationship                      ❑ Primary

                                                                                     %  ❑ Contingent

Name                                       Relationship                      ❑ Primary

                                                                                     %  ❑ Contingent

Name                                       Relationship                      ❑ Primary

                                                                                     %  ❑ Contingent

5. GUARANTEED DEATH BENEFITS

If no option is specified, the Return of Premium Death Benefit will apply. Your selection cannot be changed after the policy has been issued.

❑ Annual Step-Up Death Benefit

❑ Return of Premium Death Benefit

In addition, you may choose one of the following benefits:

❑ Beneficiary Earnings Enhancement (BEE).	OR	❑ Beneficiary Earnings Enhancement – EXTRA II (BEE-Extra II)

6. OTHER AVAILABLE RIDERS

If no selection is made, the benefit will not apply.

Guaranteed Living Benefits:

❑ Guaranteed Principal Solution

Other Programs:

Choose only one option. These options may only be elected at time of sale.

❑ Premium Enhancement OR ❑ Liquidity Rider OR ❑ Value Rider

7. TELEPHONE TRANSFER AUTHORIZATION

Please complete this section to authorize you and/or your Registered Representative to make transfer requests via our recorded telephone line or internet. (check one selection only):

❑ Owner(s) only,     or         ❑ Owner(s) and Owner’s Registered Representative

81313657 11/03

VA-APP 05/03

8. PORTFOLIO INVESTMENT STRATEGY

❑	Lump Sum

I elect to allocate 100% of my contributions according to percentage listed in Section 10 “Lump Sum Allocation Section”.

❑	Dollar Cost Averaging (DCA) Program

I elect to allocate 100% of my contributions according to percentage listed in Section 11 DCA “Transfer Allocation Section”.

❑	Combined: Lump Sum and DCA Program (must total 100%)

I elect to allocate as follows:

                    % as a lump-sum contributions according to percentages listed in Section 10 “Lump Sum Allocation Section”.

                    % in the DCA Account and transferred according to percentages listed in Section 11 DCA “Transfer Allocation Section”.

9. DCA TRANSFER STRATEGY

DCA Transfer Strategy:

Select from one of the following choices and complete section 11 “DCA Transfer Allocation”. There is a $500 min. transfer amt. for the DCA Program.

❑ 1. Enhanced 6 Month DCA Fixed Account

❑ 2. Enhanced 12 Month DCA Fixed Account

❑ 3. DCA Fixed Account: (Specify period and frequency)*

❑ 12 Mo.  ❑ 18 Mo.  ❑ 24 Mo.  ❑ Other:

*Washington and Massachusetts residents, DCA cannot exceed twelve months or four quarters.

❑ 4. Money Market Account: (Specify period and frequency)

❑ 12 Mo.  ❑ 18 Mo.  ❑ 24 Mo.  ❑ Other:

Interest Transfer Strategy

Select from one of the following choices and indicate your interest transfer allocation in section 11 “DCA Transfer Allocation”.

❑ 1 Yr. Guaranteed Fixed Account

❑ 3 Yr. Guaranteed Fixed Account

❑ 5 Yr. Guaranteed Fixed Account

❑ 7 Yr. Guaranteed Fixed Account

Frequency:  ❑ Annually  ❑ Quarterly  ❑ Monthly

10. LUMP SUM ALLOCATION

Fixed Accounts:

                     ..0%    1 Year Fixed Guarantee Period Option

                     .0%    3 Year Fixed Guarantee Period Option

                     ..0%    5 Year Fixed Guarantee Period Option

                     .0%    7 Year Fixed Guarantee Period Option

Subaccounts:

                     ..0%    AIM V.I. Basic Value Fund

                     .0%    AIM V.I. Core Equity Fund

                     ..0%    AIM V.I. Mid Cap Equity Fund

                     .0%    Colonial Small Cap Value Fund, Variable Series

                     ..0%    Colonial Strategic Income Fund, Variable Series

                     .0%    Dreyfus Core Bond Portfolio

                     ..0%    Dreyfus VIF – International Equity Portfolio

                     .0%    Dreyfus VIF – Limited Term High Yield Portfolio

                     ..0%    Dreyfus VIF – Small Company Stock Portfolio

                     .0%    Federated Growth & Income

                     ..0%    Federated Equity Income Fund II

                     .0%    Federated American Leaders Fund II

                     ..0%    Federated Capital Appreciation Fund II

                     .0%    Federated Kaufmann Fund II

                     ..0%    Huntington VA Divided Capture Fund

                     .0%    Huntington VA Growth Fund

                     ..0%    Huntington VA Income Equity Fund

                     .0%    Huntington VA Mid Corp America Fund

                     ..0%    Huntington VA New Economy Fund

                     .0%    Huntington VA Rotating Markets Fund

                     ..0%    MFS Bond Series

                     .0%    MFS Investors Growth Stock Series

                     ..0%    MFS Total Return Series

                     .0%    Transamerica Convertible Securities

                     ..0%    Transamerica Equity

                     .0%    Transamerica Money Market

                     ..0%    Transamerica U.S. Government Securities

                     .0%    Van Kampen Active International Allocation

                     ..0%    Van Kampen Emerging Growth

                     .0%    VK UIF Equity and Income II

                     ..0%    VK GIF Global Franchise II

                     .0%    VK LIT Aggressive Growth II

                     ..0%    VK LIT Comstock II

                     .0%    Wanger U.S. Smaller Companies

Perspectives on Planning (POP) Asset Allocation Election:

Refer to the POP form for further election information.

❑ All Equity	❑ All Fixed Income	❑ Appreciation
❑ Balanced	❑ Balanced Appreciation	❑ Balanced Income
❑ Balanced Return	❑ Current Income

11. DCA TRANSFER ALLOCATION

Transfer To:

                     ..0%    AIM V.I. Basic Value Fund

                     .0%    AIM V.I. Core Equity Fund

                     ..0%    AIM V.I. Mid Cap Equity Fund

                     .0%    Colonial Small Cap Value Fund, Variable Series

                     ..0%    Colonial Strategic Income Fund, Variable Series

                     .0%    Dreyfus Core Bond Portfolio

                     ..0%    Dreyfus VIF – International Equity Portfolio

                     .0%    Dreyfus VIF – Limited Term High Yield Portfolio

                     ..0%    Dreyfus VIF – Small Company Stock Portfolio

                     .0%    Federated Growth & Income

                     ..0%    Federated Equity Income Fund II

                     .0%    Federated American Leaders Fund II

                     ..0%    Federated Capital Appreciation Fund II

                     .0%    Federated Kaufmann Fund II

                     ..0%    Huntington VA Divided Capture Fund

                     .0%    Huntington VA Growth Fund

                     ..0%    Huntington VA Income Equity Fund

                     .0%    Huntington VA Mid Corp America Fund

                     ..0%    Huntington VA New Economy Fund

                     .0%    Huntington VA Rotating Markets Fund

                     ..0%    MFS Bond Series

                     .0%    MFS Investors Growth Stock Series

                     ..0%    MFS Total Return Series

                     .0%    Transamerica Convertible Securities

                     ..0%    Transamerica Equity

                     .0%    Transamerica Money Market

                     ..0%    Transamerica U.S. Government Securities

                     .0%    Van Kampen Active International Allocation

                     ..0%    Van Kampen Emerging Growth

                     .0%    VK UIF Equity and Income II

                     ..0%    VK GIF Global Franchise II

                     .0%    VK LIT Aggressive Growth II

                     ..0%    VK LIT Comstock II

                     .0%    Wanger U.S. Smaller Companies

Perspectives on Planning (POP) Asset Allocation Election:

Refer to the POP form for further election information.

❑ All Equity	❑ All Fixed Income	❑ Appreciation
❑ Balanced	❑ Balanced Appreciation	❑ Balanced Income
❑ Balanced Return	❑ Current Income

VA-APP 05/03

12. ASSET REBALANCING

I elect to rebalance the variable subaccounts according to my lump sum allocation using the frequency indicated below.

Does not include fixed accounts and not available with DCA.

If you would like to rebalance to a mix other than the indicated Allocation of Purchase Payments, please complete the Optional Programs Form.

❑ Monthly         ❑ Quarterly         ❑ Semi-Annually         ❑ Annually

13. SIGNATURE(S) OF AUTHORIZATION ACCEPTANCE

❑ Check here if you want to be sent a copy of “Statement of Additional Information.”

Will this annuity replace or change any existing annuity or life insurance?         ❑ No         ❑ Yes (If yes, complete the following)

Company:

Policy No.:

•	Unless I have notified the Company of a community or marital property interest in this contract, the Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, my statements and answers to the questions on this application are correct and true.

•	I am in receipt of a current prospectus for this variable annuity.

•	This application is subject to acceptance by Transamerica Life Insurance Company. If this application is rejected for any reason, Transamerica Life Insurance Company will be liable only for return of purchase payment paid.

•	Florida Residents- Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

•	Account values when allocated to any of the subaccounts in Section 10 are not guaranteed as to fixed dollar amount.

•	For residents in all states except CT, MA, MN, PA, VT, VA, WA

When funds are allocated to the Fixed Accounts in Section 10, policy values may increase or decrease in accordance with an Excess Interest Adjustment prior to the end of the Guaranteed Period.

I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS COVERAGE SUITABLE FOR MY NEEDS.

Signed at:

City                                                  State                         Date

Owner(s) Signature: X

Joint Owner(s) Signature: X

Annuitant Signature: (if not Owner) X

14. AGENT INFORMATION

Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

❑ No        ❑ Yes

I HAVE REVIEWED THE APPLICANT’S EXISTING ANNUITY COVERAGE AND FIND THIS COVERAGE IS SUITABLE FOR HIS/HER NEEDS.

#1: Registered Rep/Licensed Agent

Print First Name:

Last Name:

Signature: X

Rep Phone #:

Email Address (Optional):

SSN/TIN:

Florida Agent License # (FL only):

#2: Registered Rep/Licensed Agent

Print First Name:

Last Name:

Signature: X

Rep Phone #:

Email Address (Optional):

SSN/TIN:

Florida Agent License # (FL only):

Firm Name:

Firm Address:

For Registered Representative Use Only – Contact your home office for program information.

❑ Option A        ❑ Option B        ❑ Option C        ❑ Option D

(Once selected, program cannot be changed)

REPLACEMENT INFORMATION

For applicants in Colorado, Hawaii, Iowa, Louisiana,

Maryland, Mississippi, Montana, New Hampshire,

North Carolina, Vermont

Applicant:

Do you have any existing policies or contracts?        ❑ No        ❑ Yes

(If Yes, you must complete and submit with the application the “Important Notice Replacement of Life Insurance or Annuities.”)

Agent:

Did the agent/registered representative present and leave the applicant insurer-approved sales material?         ❑ No        ❑ Yes

VA-APP 05/03

For Applicants in AZ

Upon your written request, the Company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for some reason you are not satisfied with the contract, you may return it within twenty days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any separate accounts under the policy or contract on the date the returned policy is received by the insurer.

Annuity Commencement Date:              Recommended annuitant age 70 1/2 for qualified.

For Applicants in AR, NM, PA

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects a person to criminal and civil penalties.

For Applicants in CO

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, and denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to the policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For Applicants in DC, TN

It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For Applicants in KY, OH, OK

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

For Applicants in LA

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in ME

Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

For Applicants in NJ

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For Applicants in VA

Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law. This plan is intended to qualify under the Internal Revenue Code for tax favored status. Language contained in this policy referring to Federal tax statutes or rules is informational and instructional and this language is not subject to approval for delivery. Your qualifying status is the controlling factor as to whether your funds will receive tax favored treatment rather than the insurance contract. Please ask your tax advisor if you have any questions as to whether or not you qualify.

VA-APP 05/03